UNITED STATES SECURITIES AND EXCHANGE

COMMISSION

Washington, D.C. 20549

FORM 8-A/A

AMENDMENT NO. 1

to

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

GSR IV Acquisition Corp.

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

5900 Balcones Drive, Suite 100 Austin, TX 78731 United States of America	78731
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Units, each consisting of one Class A ordinary share and one-seventh of one whole right	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC
Rights, each whole right entitling the holder to receive one Class A ordinary share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act Registration Statement or Regulation A offering statement file number to which this form relates: 333-289061 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

EXPLANATORY NOTE

This Amendment No. 1 on Form 8-A/A amends and restates in its entirety the information set forth in the Registration Statement on Form 8-A previously filed by GSR IV Acquisition Corp (the “Company”) with the Securities and Exchange Commission on September 2, 2025.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the units, Class A ordinary shares and rights entitling holders to receive Class A ordinary shares of the Company. The description of the units, Class A ordinary shares and Rights contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-289061) filed with the U.S. Securities and Exchange Commission on July 29, 2025, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the instructions for Form 8-A, no exhibits are required to be filed, because no other securities of the registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

GSR IV Acquisition Corp.

	By:	/s/ Gus Garcia
Gus Garcia
Co-Chief Executive Officer

Dated: September 3, 2025

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